Exhibit 10.4

EXECUTION COPY

THIS SECURITY AGREEMENT IS SUBJECT TO A SUBORDINATION AGREEMENT
OF EVEN DATE (THE “SUBORDINATION AGREEMENT”) BETWEEN
COLLATERAL AGENT AND THE HOLDER OF THE SENIOR INDEBTEDNESS

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the “Security Agreement”), is made as of August 20, 2008, by and among EMRISE Electronics Corporation, a New Jersey corporation (“Borrower”), Advanced Control Components, Inc., a New Jersey corporation (“ACC”), Charles S. Brand, an individual (“Collateral Agent”), and the persons and entities listed on the Schedule of Lenders attached hereto as Exhibit A (each, a “Lender” and collectively, the “Lenders”).

R E C I T A L S

A.                                   Borrower and the Lenders are parties to that certain Stock Purchase Agreement dated as of May 23, 2008 (the “Stock Purchase Agreement”) relating to the purchase by Borrower of all of the issued and outstanding shares of capital stock (collectively, the “Shares”) of (i) ACC owned by Thomas P. M. Couse, Joanne Couse and Michael Gaffney and (ii) Custom Components, Inc. owned by Charles S. Brand.  As a result of the consummation of the Stock Purchase Agreement, Borrower beneficially owns all of the capital stock of ACC.

B.                                     Pursuant to the terms of the Stock Purchase Agreement, Borrower issued certain subordinated secured contingent promissory notes (which are defined in the Stock Purchase Agreement as well as herein as the “Subordinated Contingent Notes”) to the Lenders to satisfy a portion of the aggregate consideration to be paid by Borrower for the purchase of the Shares.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Subordinated Contingent Notes.

C.                                     EMRISE Corporation, a Delaware corporation and the ultimate parent of Borrower and ACC (“Parent”), is delivering a Continuing Guaranty of even date herewith (the “Guaranty”) in favor of the Lenders pursuant to which the obligations of Borrower to the Lenders under the Subordinated Contingent Notes are guaranteed by Parent.

D.                                    In order to induce the Lenders to extend the credit evidenced by the Subordinated Contingent Notes, Borrower and ACC have agreed to enter into this Security Agreement to grant Collateral Agent, for the benefit of itself and the Lenders, the security interest in the Collateral described below.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                                       Definitions and Interpretation.  Unless otherwise defined herein, all other capitalized terms used herein and defined in the Subordinated Contingent Notes shall have the respective meanings given to those terms in the Subordinated Contingent Notes, and all terms defined in the New Jersey Uniform Commercial Code (the “UCC”) shall have the respective meanings given to those terms in the UCC.

2.                                       Grant of Security Interest.  To secure the Obligations as defined in Section 3 hereof, ACC hereby grants to Collateral Agent a continuing security interest and lien in and to  all of the assets and properties of ACC, whether now owned or existing or hereafter acquired or arising and regardless of where located and all additions and accessions thereto, substitutions and replacements therefor, and all proceeds thereof (the “Collateral”), including, without limitation, the following property: all tangible and intangible assets of ACC, including, but not limited to, all existing and future inventory, accounts, deposit accounts, accounts receivable, furniture, fixtures, equipment, general intangibles, books and records, patents, patent applications, trademarks, copyrights, trade secrets, and any other property interest or proprietary right, as well as any document, instrument or drawings embodying the same.

3.                                       Security for Obligations.  The obligations secured by this Security Agreement (the “Obligations”) shall mean and include all obligations of Borrower as provided in (i) the Subordinated Contingent Notes, (ii)  the Stock Purchase Agreement, and (iii) all of the other Related Agreements (as such term is defined in the Stock Purchase Agreement).

4.                                       Possession and Location of Collateral.  Unless and until any default occurs hereunder as set forth in Section 11 hereof, ACC shall have possession of the Collateral for its use and enjoyment in any lawful manner not inconsistent with this Security Agreement or the Subordinated Contingent Notes.  The Collateral will be kept at ACC’s place of business at 611 Industrial Way, Eatontown, New Jersey 07724 (or such other places as ACC customarily keeps the Collateral) with respect to such Collateral and will not be moved therefrom without the prior written consent of Collateral Agent, except that ACC may make sales of inventory items in the ordinary course of business.  ACC shall not replace or make material alterations in the Collateral without the prior written consent of Collateral Agent.  The consent of Collateral Agent required hereby shall not be unreasonably withheld.

5.                                       Financing Statements.  Concurrently with the execution of this Security Agreement, ACC shall execute and deliver to Collateral Agent the UCC-1 financing statement provided by Collateral Agent.

6.                                       Transfer, Taxes, Liens and Encumbrances.  ACC has title to the Collateral free and clear of any lien, security interest or encumbrance, except for the security interests of the holder of the Senior Indebtedness and the security interest created by this Security Agreement.  Title to the Collateral will remain in and continue to be vested in ACC.  ACC will defend the Collateral and will not sell, offer to sell or otherwise transfer the Collateral, any portion thereof, or any interest therein, without the prior written consent of Collateral Agent, except that ACC may make sales of inventory items in the ordinary course of business.  The consent of Collateral Agent required hereby shall not be unreasonably withheld.  ACC shall pay all taxes, assessments and other charges made against the Collateral.

7.                                       Risk of Loss and Inspection of Collateral.  ACC shall have all risk of loss of the Collateral, and ACC will keep the Collateral in good order and repair.  Collateral Agent shall have the right, at any reasonable time, to enter upon the premises where the Collateral is located to examine and inspect the Collateral in person or by agent.  Any refusal to permit such entry shall be a breach of this Security Agreement.

8.             Insurance.  ACC shall keep the Collateral insured, at its own expense, in an amount not less than its full insurable value, against loss by fire, theft, vandalism and malicious mischief, storm, earthquake and extended coverage, and ACC shall cause the Lenders to be named as additional insured parties and loss payees in such insurance, and furnish to Collateral Agent written evidence thereof.

9.             Representations and Warranties.  Borrower and ACC hereby jointly and severally represent and warrant to Collateral Agent and the Lenders that each of Borrower and ACC has full power and authority to enter into this Security Agreement and to grant the security interest and lien in and to the Collateral and has taken all proper and necessary actions to authorize the execution, delivery and performance of this Agreement.  This Agreement is valid and binding upon and enforceable against Borrower and ACC, except as such enforceability may be limited by applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general principles of equity.  The making and performance of this Security Agreement by Borrower and ACC will not breach or violate any law, statute, rule or regulation of, or any judgment, order, decree, writ, injunction or  award issued by any governmental authority or violate or result in a default (immediately or with the passage of time or notice or both) under any contract, indenture, agreement or instrument to which Borrower, ACC or Parent is a party, or by which any of Borrower, ACC or Parent is bound.

10.           Covenants.  Borrower and ACC hereby agree as follows:

10.1                           Liens on Collateral.  Borrower and ACC agree not to create, incur, assume or suffer to exist any lien or security interest of any kind upon the Collateral other than in favor of the holders of any Senior Indebtedness.

10.2                           Further Assurances.  Borrower and ACC agree that at any time and from time to time, at ACC’s expense, ACC will promptly execute and deliver all further instruments and documents and take all further action, that may be necessary or desirable, or that Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Collateral Agent to exercise and enforce Collateral Agent’s rights and remedies hereunder with respect to any Collateral.

10.3                           Financial Statements.  From and after the date hereof, on a quarterly basis within five (5) business days after the scheduled filing date (including any extensions pursuant to Rule 12b-25 of the Securities Exchange Act of 1934) for Parent’s Form 10-Q with the Securities and Exchange Commission, ACC will provide Collateral Agent with copies of ACC’s quarterly financial statements and any related notes.

11.           Events of Default; Remedies.

11.1                           Event of Default.  An Event of Default shall be deemed to have occurred under this Security Agreement upon the occurrence and during the continuance of an Event of Default (as defined in the Subordinated Contingent Notes).

11.2                           Rights Under the UCC.  In addition to all other rights granted hereby, and otherwise by law, subject to the Subordination Agreement, Collateral Agent shall have, with respect to the Collateral, the rights and obligations of a secured party under the UCC.

11.3                           Notice, Etc.  In any case where notice of sale is required, ten (10) days notice shall be deemed reasonable notice.  Subject to the Subordination Agreement, Collateral Agent may have resort to the Collateral or any portion thereof with no requirement on the part of Collateral Agent to proceed first against any other Person (as defined in the Subordinated Contingent Notes) or property.

11.4                           Other Remedies.  Upon the occurrence and during the continuance of an Event of Default, subject to the Subordination Agreement, at the request of Collateral Agent, ACC shall assemble and make available to Collateral Agent all of the Collateral at a place or places reasonably convenient to both Borrower and Collateral Agent.

11.5                           Application of Collateral Proceeds.  Subject to the Subordination Agreement, the proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Collateral Agent at the time of, or received by Collateral Agent after, the occurrence of an Event of Default) shall be paid to and applied as follows:

(a)                                  first, to the payment of reasonable costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys’ fees, incurred or made hereunder by Collateral Agent;

(b)                                 second, to the payment to each Lender of the amount then owing or unpaid on such Lender’s Subordinated Contingent Note, and in case such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid upon such Subordinated Contingent Note, then its Pro Rata Share of the amount remaining to be distributed (to be applied first to accrued interest and second to outstanding principal); and

(c)                                  third, to the payment of the surplus, if any, to Borrower, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

For purposes of this Security Agreement, the term “Pro Rata Share” shall mean, when calculating a Lender’s portion of any distribution or amount, that distribution or amount (expressed as a percentage) equal to a fraction (i) the numerator of which is the original outstanding principal amount of such Lender’s Subordinated Contingent Note and (ii) the denominator of which is the original aggregate outstanding principal amount of all Subordinated Contingent Notes issued under the Stock Purchase Agreement.  In the event that a Lender receives payments or distributions in excess of its Pro Rata Share, then such Lender shall hold in trust all such excess payments or distributions for the benefit of the other Lenders and shall pay such amounts held in trust to such other holders upon demand by such holders.

12.           Authorized Action by Collateral Agent.

(a)                                  Each of Borrower and ACC hereby appoint Collateral Agent as attorney-in-fact for each of Borrower and ACC, with full authority in the place and stead of Borrower and ACC and in the name of Borrower and ACC or otherwise, from time to time in Collateral Agent’s discretion and to the full extent permitted by law to take any action and to execute any instrument which Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Security Agreement in accordance with the terms and provisions hereof, including without limitation, to receive, endorse and collect all instruments made payable to Borrower or ACC representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

(b)                                 This power of attorney is a power coupled with an interest and shall be irrevocable.  The powers conferred on Collateral Agent hereunder are solely to protect the Collateral Agent and Lenders’ interests in the Collateral and shall not impose any duty upon Collateral Agent to exercise any such powers.  Collateral Agent shall be accountable only for amounts that he actually receives as a result of the exercise of such powers and in no event shall Collateral Agent or any of his employees or agents be responsible to Borrower or ACC for any act or failure to act, except for gross negligence or willful misconduct.

13.           Collateral Agent.

13.1                           Appointment.  The Lenders hereby appoint Charles S. Brand as Collateral Agent for the Lenders under this Security Agreement (in such capacity, the “Collateral Agent”) to serve from the date hereof until the termination of this Security Agreement.

13.2                           Powers and Duties of Collateral Agent, Indemnity by Lenders.

(a)                                  Each Lender hereby irrevocably authorizes the Collateral Agent to take such action and to exercise such powers hereunder as provided herein, together with such powers as are reasonably incidental thereto.  Collateral Agent may execute any of his duties hereunder by or through agents or employees at his discretion.

(b)                                 Upon the death or resignation of the Collateral Agent, the Lenders shall appoint a successor collateral agent to act under the Subordinated Contingent Notes and this Security Agreement. If no such successor collateral agent shall have been so appointed by the Lenders and shall have accepted such appointment within thirty (30) days after Collateral Agent’s death or giving of notice of resignation as Collateral Agent, then Collateral Agent shall be deemed to be Thomas P. M. Couse or his successor-in-interest to his Subordinated Contingent Note.  Upon the acceptance of any appointment as successor collateral agent hereunder by a successor collateral agent, such successor collateral agent shall thereupon succeed to and become vested with all rights, powers, privileges, duties and obligations of Collateral Agent hereunder, and the Collateral Agent shall be discharged from his duties and obligations. After Collateral Agent’s death or resignation hereunder as the Collateral Agent, the provisions of this Section 13 shall continue in effect for his benefit in respect of any actions taken or omitted to be taken by him while he was acting as such Collateral Agent.

14.           Miscellaneous.

14.1                           Notices.  Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery at the respective addresses of the parties as set forth in the Stock Purchase Agreement or on the register maintained by the Company.  Any party hereto may by notice so given change its address for future notice hereunder.  Notice shall conclusively be deemed to have been given when received.

14.2                           Nonwaiver.  No failure or delay on Borrower, ACC, Collateral Agent or Lenders’ part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

14.3                           Amendments and Waivers.  This Security Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Borrower, ACC and Collateral Agent.  Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

14.4                           Assignments.  This Security Agreement shall be binding upon and inure to the benefit of Lenders, Collateral Agent, ACC and Borrower and their respective successors, assigns, heirs, beneficiaries and legal representatives; provided, however, that Borrower and ACC may not assign their respective rights and duties hereunder without the prior written consent of Collateral Agent.

14.5                           Cumulative Rights, etc.  The rights, powers and remedies of Lenders and Collateral Agent under this Security Agreement shall be in addition to all rights, powers and remedies given to Lenders and Collateral Agent by virtue of any applicable law, rule or regulation of any governmental authority, the Stock Purchase Agreement, the Subordinated Contingent Notes, the Guaranty, or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Collateral Agent’s rights hereunder.  Each of Borrower and ACC waive any right to require Collateral Agent or Lenders to proceed against any Person or to exhaust any collateral or to pursue any remedy in Collateral Agent or Lenders’ power.

14.6                           Partial Invalidity.  If at any time any provision of this Security Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Security Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

14.7                           Expenses.  Borrower shall pay on demand all reasonable fees and expenses, including reasonable attorneys’ fees and expenses, incurred by Collateral Agent with respect to any amendments or waivers hereof requested by Borrower or in the enforcement or attempted enforcement of any of the Obligations or in preserving any of Collateral Agent’s or Lenders’ rights and remedies (including, without limitation, all such fees and expenses incurred in connection with any “workout” or restructuring affecting this Security Agreement, the Subordinated Contingent Notes, the Guaranty or the Obligations or any bankruptcy or similar proceeding involving Borrower).

14.8                           Governing Law.  This Security Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without reference to conflicts of law rules (except to the extent governed by the UCC).

14.9                           Jury Trial.  BORROWER, ACC, LENDERS AND COLLATERAL AGENT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have caused this Security Agreement to be executed as of the day and year first above written.

EMRISE ELECTRONICS CORPORATION,
a New Jersey corporation

By:	/s/ Carmine T. Oliva
Name:	Carmine T. Oliva
Its:	Chief Executive Officer

ADVANCED CONTROL COMPONENTS, INC., a New Jersey corporation

By:	/s/ Charles S. Brand
Name:	Charles S. Brand
Its:	President

/s/ Charles S. Brand
Charles S. Brand, as Collateral Agent

See Schedule of Lenders on Exhibit A for signatures of Lenders.

EXHIBIT A

Schedule of Lenders

Lender’s Name and Address	Principal Amount of Note	Lender’s Signature

Charles S. Brand	Up to $1,584,000	/s/ Charles S. Brand
Charles S. Brand

Thomas P. M. Couse	Up to $198,000	/s/ Thomas P.M. Couse
Thomas P.M. Couse

Joanne Couse	Up to $198,000	/s/ Joanne Couse
Joanne Couse

Michael Gaffney	Up to $20,000	/s/ Michael Gaffney
Michael Gaffney

A-1